UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported, on March 2, 2018, HG Holdings, Inc., formerly Stanley Furniture Company, Inc. (the “Company”), sold substantially all of its assets (the “SFC Asset Sale”) to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“SFC”). In connection with the SFC Asset Sale, SFC issued a subordinated secured promissory note payable to the Company in the amount of $7,420,824 (the “Original Note”). The terms of the Original Note were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 8, 2018 (the “March 8-K”), which included as an exhibit a copy of the Original Note.

On September 6, 2018, SFC sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”), to Stone & Leigh, LLC (“S&L”), a newly formed limited liability company owned by a group which includes Matthew W. Smith, the Company’s former interim Chief Executive Officer. As a part of the S&L Asset Sale, SFC assigned to S&L certain of its rights and obligations under the Original Note. In connection with such assignment, the Company entered into an Amended and Restated Subordinated Secured Promissory Note with SFC (the “A&R Note”) and a new Subordinated Secured Promissory Note with S&L (the “New Note”). Based on the unaudited financial statements provided by SFC, the inventory sold to S&L had a value of approximately $7.6 million as of September 6, 2018.

The A&R Note has a principal amount of approximately $3,285,230 and remains payable no later than March 2, 2023. The terms of the A&R Note are substantially the same as those of the Original Note, with the exception of the default interest rate which increased from 2.00% under the Original Note to 6.00% under the A&R Note. The A&R Note continues to accrue interest at a fixed rate of 6.00% per annum and remains secured by substantially all of the assets of SFC, which no longer include the assets sold to S&L in the S&L Asset Sale. The A&R Note also remains guaranteed by Stanley Intermediate Holdings LLC, formerly Churchill Downs Intermediate Holdings LLC, and subject to the terms of the subordination agreement the Company previously entered into with North Mill Capital LLC (the “Existing Subordination Agreement”). The Existing Subordination Agreement was disclosed in, and a copy of the Existing Subordination Agreement was filed with, the March 8-K.

The New Note is in a principal amount of $4,400,000 and matures on March 2, 2023. Interest on the New Note accrues at a fixed rate of 10.00% per annum and is payable on the last business day of each calendar month, beginning on September 30, 2018. The New Note provides for the prepayment of principal prior to maturity in an amount equal to S&L’s Excess Cash Flow (as defined in the New Note). The New Note also provides for the prepayment of principal, subject to the prepayment of the indebtedness payable to the Senior Lenders (as defined below), upon the consummation of certain events, such as a change of control of S&L, certain asset dispositions by S&L or the issuance of equity interests by S&L. Under the terms of the New Note, S&L has agreed to not incur any liabilities in addition to those incurred in connection with the S&L Asset Sale, those incurred under the New Note and those owed to the Senior Lenders or to grant any liens on its assets to any party other than the Company and the Senior Lenders. S&L has also agreed in the New Note to certain restrictions on its ability to make certain payments, including distributions, and to engage in certain transactions, in either case without the Company’s prior written consent.

S&L’s obligations under the New Note are secured by a pledge of substantially all of the assets of S&L pursuant to the provisions of the New Note as well as a pledge of the outstanding membership interests of S&L pursuant to a pledge agreement the Company has entered into with the current member of S&L.

In connection with the issuance of the New Note, the Company entered into an Intercreditor and Debt Subordination Agreement (the “New Subordination Agreement”) with Hale Partnership Fund, L.P. as agent for a number of affiliated funds (collectively, the “Senior Lenders”). Under the terms of the New Subordination Agreement, which are substantially similar to those of the Existing Subordination Agreement, S&L’s obligations under the New Note, including its payment obligations, and the Company’s rights and remedies with respect to the collateral pledged by S&L under the New Note as discussed above, are subordinate to S&L’s obligations under, and the Senior Lenders’ rights with respect to, a Senior Secured Promissory Note (the “Senior Note”) issued by S&L to the Senior Lenders, including the Senior Lenders’ rights with respect to the collateral pledged by S&L under the Senior Note. Unlike the Existing Subordination Agreement, which limits the Company’s ability to receive any payment from SFC unless certain conditions are satisfied, including SFC having at least $1 million available under its credit facility with North Mill Capital LLC and SFC having no more than $25,000 in delinquent payables or other obligations, the New Subordination Agreement allows the Company to receive payments, including monthly cash interest payments, from S&L unless such payment would result in an event of default under the Senior Note.

The principal amount of the Senior Note, which matures on December 6, 2018, is $1,702,000. The Senior Note is secured by a pledge of substantially all of S&L’s assets and the outstanding membership interests in S&L. The Senior Lenders are affiliates of Steven A. Hale II, the Company’s Chairman and Chief Executive Officer.

The Company’s independent directors approved the A&R Note and the transactions with S&L, including the terms of the Subordination Agreement as well as the Company’s entry into the Subordination Agreement, which were also approved by the Company’s audit committee.

The foregoing description of the A&R Note, the New Note and the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R, the New Note and the Subordination Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report, respectively, and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amended and Restated Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stanley Furniture Company LLC in favor of HG Holdings, Inc.

10.2*	Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stone & Leigh, LLC in favor of HG Holdings, Inc.

10.3*	Intercreditor and Debt Subordination Agreement, dated September 6, 2018, between HG Holdings, Inc. and Hale Partnership Fund, L.P., as agent.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: September 12, 2018	By:	/s/ Brad G. Garner
Brad G. Garner Principal Financial and Accounting Officer

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